Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Tronox Holdings plc of our report dated February 28, 2019 relating to the financial statements of Tronox Limited, and the effectiveness of internal control over financial reporting, which appears in Tronox Holdings plc's Annual Report on Form 10-K/A for the year ended December 31, 2018.

/s/ PricewaterhouseCoopers LLP
Stamford, Connecticut
March 28, 2019